UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023

ANNEXON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39402	27-5414423
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Sierra Point Parkway, Bldg C, Suite 200

Brisbane, California 94005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 822-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ANNX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

As reported under Item 8.01 of this Current Report on Form 8-K, on December 20, 2023, Annexon, Inc. (“Annexon” or the “Company”) issued a press release (the “ANX007 Press Release”) to announce a global registrational program for ANX007 in geographic atrophy (“GA”) using vision preservation as the primary outcome measure. The Company provided an update on the planned Phase 3 trial designs and alignment with the U.S. Food and Drug Administration (“FDA”) on the primary endpoint. Annexon also issued a second press release (the “ANX1502 Press Release” and collectively, the “Press Releases”) reporting results from its Phase 1 study of the ANX1502 oral small molecule inhibitor of the classical complement pathway in healthy volunteers. Copies of the Press Releases are furnished herewith as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Copies of related presentations are furnished herewith as Exhibits 99.3 and 99.4 to this Current Report on Form 8-K and are incorporated by reference herein.

This information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01.	Other Events.

ANX007

On December 20, 2023, the Company outlined its global registrational program for ANX007, a potentially best-in-class C1q and classical complement inhibitor for the treatment of GA. The Company intends to initiate a comprehensive pivotal program with (1) ARCHER II, a global sham-controlled trial designed to confirm results from the previously completed Phase 2 ARCHER trial and to potentially expedite regulatory approval in Europe and (2) a second trial, ARROW, an injection-controlled head-to-head trial against SYFOVRE® (pegcetacoplan injection), an FDA-approved therapy, to measure ANX007’s critical differentiation on visual function. The Company plans to submit data from ARCHER II and ARROW to the FDA and EMA, and if successful, seek global approval for ANX007. The ARCHER II trial is expected to initiate in mid 2024 with topline data currently anticipated in the second half of 2026. The ARROW trial is expected to initiate in late 2024, following a determination by the EMA of the approval of SYFOVRE® in Europe and after assessing the potential to conduct a global comparator study with topline data currently anticipated mid-2027. The global registrational program is based on alignment between the Company and FDA on the use of vision preservation as the primary endpoint, with no requirement for a surrogate structural endpoint, and considers FDA’s recommendation to use an injection comparator. The global registrational program is subject to EMA feedback, and the Company will engage with the EMA in the first half of 2024.

The ARCHER II Phase 3 trial will enroll approximately 400 patients with GA secondary to age-related macular degeneration (AMD) who will be randomized 1:1 to receive a monthly dose of ANX007 or sham. The primary endpoint will be the prevention of ≥15-letter loss of best corrected visual acuity (BCVA) (three lines on the standard ETDRS eye chart) in patients assessed through 12 months. The ARROW trial plans to enroll approximately 500 patients with GA to evaluate a monthly dose of ANX007 versus SYFOVRE®. Although SYFOVRE® was shown to slow lesion growth, published data from three prior SYFOVRE® trials that treated more than 1,400 GA patients indicate no apparent visual function benefit. Based on the generally well-tolerated safety profile and statistically significant and dose-dependent visual protection shown in the earlier Phase 2 ARCHER trial, the Company believes that ANX007 has the potential to demonstrate significant protection against vision loss as measured by BCVA ≥15-letter loss in a head-to-head study.

The following risk factor is provided to supplement Annexon’s risk factors previously disclosed under the heading “Risk Factors” in Annexon’s Annual Report on Form 10-K for the year ended December 31, 2022 and Annexon’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023.

Conducting a global, two-trial program in GA will be expensive and time consuming, and even if favorable, the FDA and comparable foreign regulatory authorities may not accept data from one or both of our trials in our global Phase 3 clinical program for ANX007.

The ARCHER II Phase 3 trial is designed to be a global sham-controlled trial and the ARROW trial is expected to be an injection-controlled head-to-head trial against SYFOVRE®. The FDA has recommended the use of an injection comparator instead of a sham control in ophthalmic trials. As a result, the data from the ARCHER II study, even if positive, may be insufficient for regulatory approval in the United States. The Company is planning to conduct the ARROW study to demonstrate ANX007’s significant protection against vision loss over SYFOVRE®. However, the FDA may not agree that the data from the ARROW trial is sufficient to warrant approval of ANX007, even if the results are sufficiently positive. In such an event, we may be required to conduct one or more additional clinical trials before seeking FDA approval of ANX007, which would increase our expenses and could delay or prevent commercialization of ANX007 in GA. Moreover, there are no currently approved therapies for GA in Europe, and the results of the ARROW study may not be acceptable to the EMA or any other comparable foreign regulatory authorities.

Conducting two large Phase 3 trials in multiple jurisdictions is expensive and can take many years to complete, and we cannot guarantee that clinical trials will be conducted as planned or completed timely, if at all. In addition, there are two FDA-approved therapies for GA in the United States, which may adversely impact our ability to recruit patients into our clinical trials. We may need additional capital to complete both the ARCHER II and ARROW clinical trials and may not be able to raise sufficient capital in a timely manner. The occurrence of any such events could delay either trial, prevent us from completing one or more of our clinical trials, seeking FDA approval of ANX007 for GA, if ever, and could delay or prevent commercialization of ANX007.

In addition, none of the FDA-approved therapeutics in GA have been assessed using vision preservation as the primary endpoint. Due to the lack of BCVA ≥15-letter loss results for SYFOVRE®, we may experience difficulties in conducting the ARROW trial, including powering for statistical significance, potential delays in enrollment, emerging safety data for SYFOVRE®, and potential inability to timely obtain SYFOVRE®, which may result in substantial delays in the development of ANX007. There is no assurance that in a head-to-head study, ANX007 will result in statistically significant clinical superiority over SYFOVRE® or that he overall results will be sufficient to support marketing approval.

ANX1502

On December 20, 2023, the Company also reported results from the Phase 1 single ascending dose (SAD) and multiple ascending dose (MAD) healthy volunteer study of ANX1502, an oral, selective small molecule inhibitor that targets the active form of C1s responsible for classical pathway activation. ANX1502 was generally well-tolerated and achieved target serum levels and demonstrated pharmacokinetic (PK) measures that support advancement into a proof-of-concept clinical study to assess pharmacodynamic (PD) effect and efficacy in patients with Cold Agglutinin Disease (CAD). Based on these data, the Company intends to advance a tablet formulation of ANX1502 into a proof-of-concept study in patients with CAD, expected to initiate in 2024.

Dose-proportional PK and targeted levels of active drug were observed across both SAD and MAD cohorts of the healthy volunteer study. Single doses of 525 mg to 1025 mg of ANX1502 demonstrated suppressed C4d serum levels in healthy volunteers with higher than median baseline C4d, a biomarker of complement activation. Furthermore, across all doses evaluated, ANX1502 was observed to be generally well-tolerated with mild to moderate treatment-emergent adverse events (TEAEs), none of which exceeded Grade 2. The most frequent TEAEs were gastro-intestinal, which included nausea, emesis, and diarrhea. No serious adverse events were reported, and there were no significant clinical or lab findings.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 20, 2023, titled “Annexon Outlines Global Registrational Program for ANX007 in Geographic Atrophy with FDA Alignment on Vision Preservation as Primary Endpoint.”

99.2	Press Release, dated December 20, 2023, titled “Annexon Reports Phase 1 Results for ANX1502, its Oral Small Molecule Inhibitor of the Classical Complement Pathway.”

99.3	Annexon, Inc. Presentation dated December 2023

99.4	Annexon, Inc. Presentation dated December 2023

104.1	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2023		Annexon, Inc.

	By:	/s/ Jennifer Lew
Jennifer Lew
Executive Vice President and Chief Financial Officer